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                                                                 EXHIBIT 10.6(b)

                AMENDMENT TO ALLOCATION POLICIES AND PROCEDURES
                       FOR FERNANDINA BEACH, FLORIDA MILL
                                   UNDER THE
                              OPERATING AGREEMENT
                                  BY AND AMONG
                        CONTAINER CORPORATION OF AMERICA
                   N/K/A JEFFERSON SMURFIT CORPORATION (U.S.)
                                      AND
                            SMURFIT PAPERBOARD, INC.

     THIS AMENDMENT is effective this lst day of February 1998 by and between Jefferson Smurfit Corporation (U.S.), f/k/a Container Corporation of America (hereinafter 'JSC'), and Smurfit Paperboard, Inc. ('SPI').

                                   WITNESSETH

     WHEREAS, JSC and SPI entered into that certain Operating Agreement dated as of the 30th day of April 1992 (the 'Operating Agreement') in connection with the ownership, operation and related transactions involving the production and sale of linerboard from SPI's No. 2 linerboard machine located at JSC's Fernandina Beach, Florida paper mill; and

     WHEREAS, the division of operating costs and other matters, including transfer pricing with respect to the sale of linerboard from the No. 2 machine to JSC and its exchange customers, is set forth in Exhibit A to the Operating Agreement titled 'Allocation Policies and Procedures for Fernandina Beach, Florida Mill' (hereinafter, the 'Allocation Policies'); and

     WHEREAS, the parties desire to amend the Transfer Price Method section of the Allocation Policies to reflect an objective approximation of actual market pricing.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. References to JSC in this amendment shall be deemed to mean CCA, as defined in the Operating Agreement.

     2. The section titled 'Proposed Transfer Price Method' of the Allocation Policies is hereby amended to read in its entirety as set forth in Attachment 1 hereto.

     3. This amendment shall be effective as of February 1, 1998.

     4. Except as amended hereby, by Revision No. 1 (effective January 1992) to pages 67/68 of the Allocation Policies, and by Agreement dated as of May 11, 1994 by and between CCA, SPI, SIBV, Bankers Trust and Chemical (each as defined therein), the Operating Agreement and the Allocation Policies have not been amended and remain in full force and effect as of the date hereof.





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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                          JEFFERSON SMURFIT CORPORATION (U.S.)

                                          By: PATRICK J. MOORE
                                               ..............................
                                               Name:  Patrick J. Moore
                                               Title:  Vice President and CFO

                                          SMURFIT PAPERBOARD, INC.

                                          By: MICHAEL SMURFIT JNR
                                               ...........................
                                               Name:  Michael Smurfit Jnr
                                               Title:  President and CEO





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                                                                    ATTACHMENT I

PROPOSED TRANSFER PRICE METHOD

     Net sales recorded by SPI will be determined as if it was independent of JSC. All sales from SPI's paper machine will be processed by SPI, regardless of the customer. Sales to trade customers or JSG affiliates other than JSC will be recorded by SPI at the invoice price. Sales to JSC ('intercompany transfers') and to JSC exchange customers ('exchanges') will be invoiced by SPI to JSC or the exchange customer and recorded as sales by SPI at the intercompany transfer and exchange list price per ton for each of the applicable grades, as determined by JSC's Logistics Department, which prices are derived from the publication Pulp and Paper Week. SPI will record the freight costs it incurs related to its sales. An adjustment to the intercompany transfer and exchange prices invoiced by SPI will be made at the end of each month, resulting in a payment by SPI or JSC to the other, as the case may be. The invoiced prices will be adjusted such that intercompany transfers and exchanges will be recorded as follows:

          1. Each month, the intercompany transfer and exchange price per ton for all SPI intercompany transfer and exchange sales of 42-pound Kraft linerboard, except those sales representing distressed grades as described above, shall be the midpoint of the unbleached East Kraft liner price range published in the publication Pulp and Paper Week.

          2. Each month, the intercompany transfer and exchange price per ton for all SPI intercompany transfer and exchange sales of all grades other than 42-pound Kraft linerboard shall be the sum of the price of 42-pound Kraft linerboard as set forth in paragraph 1 above plus the respective upcharge for each such other grade as determined by JSC's Logistics Department each month.

          3. Published prices shall be retroactive to the beginning of the month in which such price is published.

          4. Prices as determined in paragraphs 1 and 2 above shall be reduced by $10 per ton when the Pulp and Paper Week published price indicates discounting of list prices has been reported in the market (indicated in the publication with an asterisk (*) on the selling price, by footnote or otherwise).






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